EXHIBIT 23.4

                       Consent of Independent Auditors

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Shawmut National Corporation pertaining to the Shawmut National Corporation Secondary Stock Option and Restricted Stock Award Plan of our report dated January 20, 1994, with respect to the consolidated financial statements of Peoples Bancorp of Worcester, Inc. included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

                                             /s/ Ernst & Young

          Worcester, Massachusetts
          June 8, 1994